UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 4, 2016

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34846 (Commission File Number)	75-2788861 (IRS Employer Identification No.)
4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)
(972) 820-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On March 4, 2016, RealPage, Inc. (“RealPage”) completed its previously announced acquisition of NWP Services Corporation, a Delaware corporation (“NWP”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among RealPage, RP Newco XVIII Inc., a newly-formed Delaware corporation and wholly owned subsidiary of RealPage (the “Merger Sub”), NWP and Ronald Reed (the “Shareholder Representative”), as the representative of NWP’s stockholders (the “NWP Stockholders”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub merged with and into NWP (the “Merger”), and NWP continued as the surviving corporation of the Merger and a wholly owned subsidiary of RealPage.
Pursuant to the Merger Agreement, RealPage paid approximately $68 million in cash, $70 million less expected cash acquired, subject to reduction for outstanding indebtedness and unpaid transaction expenses and subject to the working capital adjustments, in exchange for all outstanding shares of capital stock of NWP. RealPage retained a portion of the purchase price in connection with the Merger as a holdback to serve as security for the benefit of RealPage and its affiliates against the indemnification obligations of NWP’s stockholders. Subject to any indemnification claims made, certain amounts of the holdback will be released to the NWP Stockholders 18 months after closing with the remainder to be released three years after closing.
The Merger Agreement contains customary representations and warranties and covenants of NWP, RealPage and Merger Sub, as well as indemnification obligations by certain NWP Stockholders in the event of a breach of such representations, warranties and covenants. The Merger Agreement also contains customary closing conditions. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of the specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of RealPage, NWP or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change, which subsequent information may or may not be fully reflected in RealPage’s public disclosures.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to RealPage’s Current Report on Form 8-K dated February 23, 2016 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On March 7, 2016, RealPage issued a press release announcing that it has closed its acquisition of NWP. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements for Businesses Acquired.
The financial statements required by this item are not included in this filing. The required financial statements will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.
The pro forma financial information required by this item is not included in this filing. The required pro forma financial information will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger among RealPage, Inc., NWP Corporation Services, RP Newco XVIII Inc. and Ronald Reed (the “Shareholder Representative”), as the representative of NWP’s stockholders (the “NWP Stockholders”), dated February 23, 2016

99.1**	RealPage, Inc. Press Release dated March 7, 2016

*	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by RealPage, Inc. with the Securities and Exchange Commission on February 23, 2016.

**	Furnished herewith.

The information furnished in this Current Report under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:
Stephen T. Winn
Chief Executive Officer, President and Chairman

Date: March 7, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Agreement and Plan of Merger among RealPage, Inc., NWP Corporation Services, RP Newco XVIII Inc. and Ronald Reed (the “Shareholder Representative”), as the representative of NWP’s stockholders (the “NWP Stockholders”), dated February 23, 2016

99.1**	RealPage, Inc. Press Release dated March 7, 2016

*	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by RealPage, Inc. with the Securities and Exchange Commission on February 23, 2016.

**	Furnished herewith.